UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 314-9761

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2022, the Board of Directors (the “Board”) of First Advantage Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from seven to eight members and elected Bridgett R. Price to fill the vacancy so created, both effective June 17, 2022. Dr. Price was elected to serve as a Class II director, which class will stand for re-election at the Company’s 2023 annual meeting of stockholders. The Board also appointed Dr. Price to serve on the Audit Committee of the Board, replacing Ms. Bianca Stoica.

The Board has affirmatively determined that Dr. Price is independent under the guidelines for director independence set forth in the Company’s Corporate Governance Guidelines, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and under all applicable standards of the Nasdaq Stock Market LLC, including with respect to Audit Committee service and is qualified to serve on the Audit Committee.

Dr. Price has no arrangements or understandings with any other person pursuant to which she was selected as a director. Dr. Price has no direct or indirect material interest in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her service as a non-employee director, Dr. Price will receive the Company’s customary non-employee director compensation in accordance with the First Advantage Corporation Non-Employee Director Compensation Policy attached as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 23, 2022. Dr. Price also entered into the Company’s customary indemnification agreement for directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 145,496,253 shares of the Company’s common stock, or approximately 95% of the 152,982,128 shares entitled to vote at the Annual Meeting, were present in person or by proxy and voted on the following two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting, dated April 28, 2022.

Item 1-Election of Directors. The stockholders elected the individuals listed below as Class I directors to serve on the Company’s Board of Directors for a three-year term expiring in 2025. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott Staples	124,094,342	12,283,800	9,118,111
Susan R. Bell	123,825,673	12,552,469	9,118,111

Item 2-Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
145,257,697	211,922	26,634	N/A

Item 7.01 Regulation FD Disclosure.

On June 17, 2022, the Company issued a press release announcing Dr. Price’s appointment as a new director. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of First Advantage Corporation dated June 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	June 17, 2022	By:	/s/ David L. Gamsey
David L. Gamsey Executive Vice President & Chief Financial Officer